HanesBrands
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

news release
FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386

Analysts and Investors, contact:	T.C. Robillard, (336) 519-2115

HANESBRANDS TO COMPLETE EARLY PREPAYMENT OF ALL 8% SENIOR NOTES DUE 2016

As Planned, Company is Using Strong Cash Position to Prepay the Remaining $250 Million 8% Notes on Dec. 16, 2013

Company Completes Goal to Reduce Long-Term Bond Debt to $1 Billion

WINSTON-SALEM, N.C. (Nov. 7, 2013) - HanesBrands (NYSE: HBI), a leading marketer of everyday basic apparel under world-class brands, announced today that it will use its strong cash position in December to complete its previously communicated goal to prepay all remaining 8 Percent Senior Notes Due 2016 and reduce bond debt to $1 billion.

The company will prepay the remaining $250 million of 8 Percent Senior Notes on Dec. 16, 2013, completing its successful multiyear campaign to use cash flow to retire the company’s bond debt except for its $1 billion of 6.375 percent notes.

The company expects to incur costs of approximately $15 million in the fourth quarter of 2013 for bond prepayment expenses and acceleration of noncash unamortized debt costs. The expectation for these costs has been previously communicated and is incorporated in the company’s 2013 financial guidance.

“We have a very strong balance sheet to support our strategies to continually generate shareholder value,” Hanes Chief Financial Officer Richard D. Moss said. “Over the past five years, we have reduced our long-term bond debt by half, a $1 billion reduction. Now, we are deploying our resources to continue our value-creation momentum by investing in our Innovate-to-Elevate strategy, paying regular quarterly cash dividends, and assessing acquisition and share-repurchase opportunities.”

Cautionary Statement Concerning Forward-Looking Statements

Statements in this press release that are not statements of historical fact, including those regarding the company’s debt-reduction plans and future financial performance, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on current intent, beliefs, plans and expectations and involve risks and uncertainties that may cause actual results to differ materially from HanesBrands’ historical experience

HanesBrands to Complete Early Prepayment of all 8% Senior Notes Due 2016 - Page 2

and present expectations or projections. The company cautions investors not to place undue reliance on any forward-looking statements and encourages investors to review risk factors contained in the company’s most recent Securities and Exchange Commission reports, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, registration statements, press releases and other communications, as well as in the investors section of our corporate website at www.hanes.com/investors. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made.

HanesBrands

HanesBrands is a socially responsible leading marketer of everyday basic apparel under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, Bali, Maidenform, Flexees, JMS/Just My Size, barely there, Wonderbra and Gear for Sports. The company sells T-shirts, bras, panties, shapewear, men’s underwear, children’s underwear, socks, hosiery, and activewear produced in the company’s low-cost global supply chain. Ranked No. 512 on the Fortune 1000 list, Hanes has approximately 51,500 employees in more than 25 countries and takes pride in its strong reputation for ethical business practices. Hanes is a U.S. Environmental Protection Agency Energy Star 2013 and 2012 Sustained Excellence Award winner and 2010 and 2011 Partner of the Year. The company ranks No. 141 on Newsweek magazine’s list of Top 500 greenest U.S. companies. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found at www.Hanes.com/Corporate.

# # #